FORM 8-K/A

Current Report

Pursuant to section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: September 20, 2005

(date of earliest event reported)

Commission File Number 1-5109

TODD SHIPYARDS CORPORATION

(Exact name of registrant as specified in its charter)

DELAWARE

(State or other jurisdiction of

incorporation or organization)

91-1506719

(I.R.S. Employer Identification No.)

1801- 16th AVENUE SW, SEATTLE, WASHINGTON 98134-1089

(Street address of principal executive offices - Zip Code)

Registrant's telephone number: (206) 623-1635

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

The only reason for the filing of this Amended FORM 8-K is to correct a typographical error that was contained in the press release exhibit attached to the FORM 8-K filed by the issuer on September 20, 2005.

Item 8.01 Other Events

SEATTLE, WASHINGTON...September 20, 2005...Todd Shipyards Corporation (NYSE:TOD) announced today that the U.S. Navy ("Navy") has awarded to its wholly owned subsidiary, Todd Pacific Shipyards Corporation ("Todd Pacific"), a modification to previously awarded contract N00024-00-C-8514 in support of repairs and alterations performed during the Selected Restricted Availabilities ("SRA's"), the Docking Selected Restricted Availabilities ("DSRA's"), and the Continuous Maintenance Availabilities ("CMA's") of the surface combatants (frigates and destroyers) stationed at Naval Station Everett. This modification extends by approximately five years the Company's Combatant Maintenance Team Contract ("CMT") originally awarded to Todd Pacific by the Navy in 2000.

(c) Exhibits

99.1 - Todd Shipyards Press Release dated September 20, 2005.

SIGNATURES

 Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 21, 2005.

/s/ Michael G. Marsh

By: Michael G. Marsh

On Behalf of the Registrant as

Secretary and General Counsel